EXHIBIT 10.11

Form of

John Deere Nonqualified Stock Option Grant

[Date]

[Name]

[Title]

Unit [        ] - Department [        ]

Number of shares:

Grant Date:

Strike Price: $

The number of shares was based on your annualized salary on [Date] multiplied by the market percent for your grade and divided by a governor price of [$        ].  As communicated in Total Rewards Strategy rollout, the intent of the governor price is to insure the shares granted will not exceed the shares authorized by the shareholders.  The future value of your grant will depend on the stock price on the date of exercise exceeding the strike price established on the grant date.

This grant will vest over the next three years, with 34% of the shares becoming exercisable in [Date]], 33% in [Date], and 33% in [Date].

You will be notified via email in [Date] when the details regarding your stock option can be viewed on the UBS Financial Services website.

Form of

John Deere Stock Option Grant

Terms and Conditions

Granted [Date]

(Nonqualified)

Vesting

This stock option will become exercisable over a three-year period with 34% becoming exercisable one year after the grant date, and 33% becoming exercisable on each of the second and third years after the grant date. Vesting is accelerated upon retirement or disability (each as defined under the John Deere Omnibus Equity and Incentive Plan (Plan)) allowing you to exercise this option six months after the grant date. If you die while actively employed, the entire option amount will be exercisable immediately by your beneficiaries or heirs.

Expiration

This option will expire ten years after the grant date. If you retire or become disabled (as defined under the Plan), you or your heirs can exercise this stock option within five years of separation or ten years from date of grant, whichever comes first. If you die after retirement, the exercise period may be extended to one year from date of death. If you die while actively employed, your beneficiaries or heirs can exercise this stock option within one year after the date of death or ten years from the date of grant, whichever comes first. Options will be cancelled upon date of termination of employment for reasons other than death, disability or retirement. Regardless of the circumstance, all unexercised options will expire ten years from the date of grant.

Calculation

The option price of your grant is the average of high and low market prices at which Deere & Company stock traded on the date of grant.

Expenses

Commissions, fees, and other expenses connected with the exercise and sale of this option grant are payable by you as part of the option price. No commissions or fees are charged if you purchase and hold the shares.

Procedures

Stock options are currently exercised through UBS Financial Services (Formerly UBS PaineWebber). Information regarding the exercise process is available via the Internet at [web address] or by calling [phone nember]. When calling from outside the U.S. and Canada, use the AT&T Direct service access number before dialing the above number so the call will be toll free. The toll number is [phone number].

NOTE: If this is your first stock option grant, information about accessing your options via telephone or Internet will be mailed to your home address, as shown in the Company’s personnel records.

Plan Information

This option was granted under and is subject to the terms of the Plan, for which a prospectus is available at [web address]. Any inconsistencies between this letter and the Plan shall be resolved in accordance with the terms of the Plan. A paper copy of the prospectus is also available upon request from the Deere & Company Compensation Department, One John Deere Place, Moline, Illinois, 61265-8098 or by calling (309) 765-4770. The latest Deere & Company Annual Report and Proxy Statement are available electronically at http://www.deere.com/stock or in hard copy upon request from the Deere & Company Stockholder Relations Department.

Beneficiary Form

If you have not already done so, please complete a Beneficiary Designation Form and return it to Deere Direct. Your designation will remain in effect until changed by you and will apply to this and all future grants under the Plan. Forms are available at the UBS Financial Services Internet site referenced above.

Agreement

You will be considered to have agreed to the terms and conditions of this grant, including the non-compete and consulting obligations described in Section 8.2 of the Plan, if you have not notified Deere & Company of any issues or problems within thirty days of the date of this notification.